                      IRVIN E. RICHTER EMPLOYMENT AGREEMENT

     Employment Agreement (this "Agreement"), dated as of __________, 2006, among Hill International, Inc., a Delaware corporation (the "Company"), and
Irvin E. Richter ("Executive").

     WHEREAS, the Company desires to be assured of the association and services of Executive; and

     WHEREAS, Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts such employment, upon the mutual terms, covenants and conditions set forth herein.

     2. TERM.

     (a) Initial Term. The initial term of this Agreement shall be for a period of three (3) years commencing on the date hereof, unless terminated earlier pursuant to Article 6 hereof; provided, however, that Executive's obligations in
Article 5 hereof shall continue in effect after such termination.

     (b) Additional Terms. This Agreement may be extended upon the mutual consent of Executive and Company.

     3. COMPENSATION; REIMBURSEMENT.

     3.1. Base Salary. For all services rendered by Executive under this
Agreement, the Company shall initially pay Executive a base salary of $850,000 per annum (the "Base Salary"), payable in equal installments twice monthly on the Company's regular payroll dates.

     3.2. Benefits. In addition to the Base Salary, Executive shall be entitled to all other benefits of employment provided to other employees of the Company;
provided, however, that during the term of this Agreement Executive shall be entitled to five (5) weeks of vacation per annum. All health insurance benefits shall continue at Company's expense after any termination of Executive's employment by the Company "without cause" for a period of one (1) year from such termination, except where comparable health insurance is available from a subsequent employer.

     3.3. Expenses. Executive shall be reimbursed for all reasonable and approved "out-of-pocket" business expenses for first-class air and rail business travel and business entertainment incurred in connection with the performance of his duties under this Agreement. The reimbursement of Executive's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

     3.4. Additional Reimbursement. The Company shall pay to, provide or reimburse Executive during the term hereof the following: (i) all leasing, maintenance, repair, insurance and fuel costs for one (1) vehicle selected by
Executive in his reasonable discretion, (ii) all mandatory ongoing costs for one
(1) country club membership for Executive, and (iii) all premiums for
Executive's existing life insurance policies.

     4. SCOPE OF DUTIES.

     4.1. Title. Executive's position and title with the Company shall be
Chairman and Chief Executive Officer, or such other position and title as the
Company and Executive may mutually agree upon.

     4.2. Assignment of Duties. Executive shall have such duties as may be assigned to him from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 4.1 above. Such duties shall be exercised subject to the control and supervision of the Company's Board of Directors.

     4.3. Location. Executive shall perform his duties out of the Company's
Marlton, N.J. office or at such other location as shall be agreed to by the
Company and Executive.

     4.4. Executive's Devotion of Time. Executive hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity. Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this
Agreement.

     5. CONFIDENTIALITY; NON-COMPETITION.

     5.1. Confidential Company Information. Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the term of his employment with the Company or at any time thereafter, to any person, firm or corporation any information concerning the Company which is not in the public domain including the trade secrets or the customer lists or similar information of the Company.

     5.2. Ownership of Confidential Company Information; Assignment of Rights.
Executive hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Company.
Executive hereby assigns to the Company any rights that he may have in any such confidential or proprietary information.

     5.3. Non-Competition. Until one (1) year from the termination of
Executive's employment with the Company, Executive shall not, either directly or indirectly: (i) serve in any capacity (including as an officer, director, employee, shareholder or independent consultant) with any competitor of the
Company (provided however that this clause shall not prohibit Executive from owning less than 5% of any publicly traded competitor of the Company), or (ii)
employ or offer to employ any person then currently employed by the

Company. The non-competition covenant contained in this Section 5.3 shall terminate in the event that the Company shall breach, and fail to cure such breach within a reasonable period of time, any provision of this Agreement. In the event that Executive voluntarily resigns from the Company or is terminated
"with cause" during the initial term hereof, this non-competition provision shall not expire until four (4) years from the date hereof.

     6. TERMINATION.

     6.1. Bases for Termination.

     (a) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

     (b) This Agreement and Executive's employment with the Company shall automatically terminate on the date on which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company based upon a certification of such incapacity by, in the sole discretion of the
Company, either Executive's regularly attending physician or a duly licensed physician selected by the Company, rendering Executive unable to perform substantially all of his or her duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Executive shall be deemed to have "become permanently incapacitated" on the date 30 days after the Company has determined that
Executive is permanently incapacitated and so notifies Executive.

     (c) Executive's employment may be terminated by the Company "with cause", effective upon delivery of written notice to Executive given at any time
(without any necessity for prior notice) in the event of any of the following actions by Executive: (i) conviction of any felony or any other crime involving moral turpitude, (ii) fraud against the Company or any of its subsidiaries or affiliates or theft of or maliciously intentional damage to the property of the
Company or any of their subsidiaries or affiliates, (iii) willful breach of
Executive's fiduciary duties to the Company, or (iv) breach by Executive of any provision of this Agreement; provided, however, that with respect to clause (iv)
above, in order for Executive to be terminated "with cause", the unacceptable conduct must continue after the Company has given Executive written notice thereof and a reasonable opportunity to correct such conduct.

     (d) Executive's employment may be terminated by the Company "without cause", effective upon delivery of written notice to Executive given at any time
(without any necessity for prior notice) provided that the Company complies with all provisions of this Agreement related to severance, vesting of options and continuation of benefits as set forth herein.

     (e) Executive may terminate his employment hereunder by giving the Company no less than 30 days prior written notice of such termination.

     6.2. Payment Upon Termination.

     (a) Upon termination of Executive's employment pursuant to Section 6.1, the
Company shall pay to Executive, within ten days after the effective date of such termination, an amount equal to Executive's then Base

Salary accrued as of such date plus any unreimbursed expenses then owed by the
Company to Executive.

     (b) Upon termination of Executive's employment by the Company without cause, the Company shall make a lump sum cash payment to Executive within ten days after the effective date of such termination of an amount equal to the remaining balance of Executive's Base Salary during the term hereof but in no event less than one (1) year of Executive's Base Salary. After any such termination, the Company shall not be obligated to further compensate Executive nor provide the benefits to Executive described in Article 3 hereof, except as is required by Sections 3.2 and 3.4 hereof which shall continue for one (1)
year, or as may be required by law.

     (c) Nothing contained in this Section 6.2 shall affect the terms of any employee stock options that may have been issued by the Company to Executive, which in the event of termination of Executive's employment with the Company shall continue to be governed by their own terms and conditions; provided however that if Executive's employment is terminated by the Company "without cause", any and all options granted to Executive shall then immediately vest.

     7. MISCELLANEOUS.

     7.1. Transfer and Assignment. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

     7.2. Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

     7.3. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey.

     7.4. Dispute Resolution. All claims for monetary damages between the
Company and Executive with respect to this Agreement shall be resolved by binding arbitration, with all proceedings conducted in New Jersey, administered under the rules and regulations of the American Arbitration Association with the
Federal Rules of Evidence applicable in all respects thereto. Neither the
Company nor Executive shall be limited to arbitration with respect to claims for equitable relief hereunder.

     7.5. Counterparts. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

     7.6. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged

representation, promise, inducement, or statement not so set forth herein.

     7.7. Modification. This Agreement may be modified, amended, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the parties hereto.

     7.8. Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees, legal expenses and court costs incurred in litigating, arbitrating or otherwise attempting to enforce this Agreement or resolve such dispute. In construing this Agreement, no party hereto shall have any term or provision construed against such party solely by reason of such party having drafted or written such term or provision.

     7.9. Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this
Agreement by the other party, whether of a similar or dissimilar nature.

     7.10. Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

     7.11. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     7.12. Notices. Any notice under this Agreement must be in writing and may be: (i) telecopied, (ii) sent by overnight courier, (iii) hand-delivered, or
(iv) sent by United States mail, to the party to be notified at the following address:

     If to the Company, to:

          Hill International, Inc.
          303 Lippincott Centre
          Marlton, New Jersey 08053
          Facsimile No.: (856) 810-1309
          Attention: Catherine H. Emma, PHR
                     Vice President and Chief Administrative Officer

          With a copy to:

          Hill International, Inc.
          303 Lippincott Centre
          Marlton, New Jersey 08053
          Facsimile No.: (856) 810-9407
          Attention: William H. Dengler, Jr., Esq.
                     Vice President and General Counsel

     If to Executive, to:

          Irvin E. Richter
          54 Fries Lane
          Cherry Hill, New Jersey 08003
          Facsimile No.: (856) 795-5401

Each notice delivered in accordance with this Section 7.12 shall be deemed to be effective as of the date such notice was sent. Each party may change its address for notice by giving notice thereof in the manner provided above.

     7.13. Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Employment
Agreement to be executed under seal as of the date first written above.

Attested to by:              HILL INTERNATIONAL, INC.

                             By:
--------------------------       -----------------------------------------------
William H. Dengler, Jr.          Catherine H. Emma, PHR
Secretary                        Vice President and Chief Administrative Officer

                             --------------------------------------------------
                             IRVIN E. RICHTER